Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2 Date of Material Change

May 4, 2026

Item 3 News Release

The press release attached as Schedule “A” was released on May 5, 2026 through an approved Canadian newswire service.

Item 4 Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5 Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6 Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7 Omitted Information

Not applicable.

Item 8 Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digipowerx.com

Item 9 Date of Report

May 8, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Signs AI Colocation Agreement with Leading AI Compute Company for 40 MW Data Center in Columbiana, Alabama

MIAMI, FL – May 5, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (the “Company” or “Digi Power X”), an AI data center infrastructure operator, today announced the execution of a Master Services Agreement (the “Agreement”) with Cerebras Systems (the “Customer”) for the colocation of a purpose-built, 40 megawatt (“MW”) AI data center campus located in Columbiana, Alabama (the “Facility”).

The initial 10-year term is valued at approximately $1.1 billion, with total potential contract value of up to $2.5 billion inclusive of renewal terms – underpinned by a structure that provides Digi Power X with long-term revenue visibility, and Cerebras with guaranteed data center capacity, from the first day of service.

Digi Power X will develop and deliver the Facility in two phases: Phase 1 comprising 15 MW of IT load, followed by Phase 2 delivering an incremental 25 MW for a combined total of 40 MW. The Facility will be purpose-built to Tier III infrastructure standards optimized for the high-density thermal requirements of next-generation AI accelerator hardware.

This Agreement reflects the deep commitment that both companies are making to the Columbiana campus – a facility designed from the ground up around the power density and reliability demands of frontier AI compute.

“This agreement is transformational for Digi Power X. Signing a $1.1 billion anchor contract with a premier AI compute company is validation of everything we have built – our team, our sites, our infrastructure capabilities, and our vision for what a next-generation data center operator looks like. We are no longer building toward the top tier of this industry. We are in it.”

— Michel Amar, Chairman & Chief Executive Officer, Digi Power X Inc.

Immediate Construction & Accelerated Deployment

Digi Power X will commence construction immediately on Phase 1, reflecting the Company’s readiness across power, site development and long-lead equipment procurement.

Initial Deployment	40MW critical IT load
Construction Start	Immediate
Phase 1 Ready-for-Service	Targeted December 15, 2026
Full Deployment	Targeted by end of Q1 2027

The Columbiana, Alabama campus was selected for its access to robust power infrastructure, a favorable regulatory environment, and proximity to major fiber corridors serving the southeastern United States. Digi Power X owns the underlying real property, providing a balance-sheet-backed development platform that differentiates the Company from lease-dependent competitors.

The Company has already completed construction of the dedicated on-site substation serving Phase 1, with grid interconnection finalized and a power delivery agreement in place with Alabama Power – minimizing two of the most significant development risk factors typically associated with large-scale data center projects and positioning the Columbiana campus for an accelerated construction timeline.

Digi Power X plans to commence site development immediately and targets Phase 1 Ready-for-Service in December 2026, with Phase 2 delivery to follow. Phase 1 construction is being self-funded by the Company, reflecting Digi Power X’s financial commitment to the Columbiana campus and its confidence in the long-term value of this partnership.

“This deal is a statement. Closing a contract of this magnitude with one of the prominent emerging companies of the AI era signals Digi Power X is a serious player operating at the highest level. This is the kind of landmark transaction that we believe will open the door to additional sophisticated tenants, lenders, and partners.”

— Alec Amar, President, Digi Power X Inc.

“The buildout of high-density AI infrastructure is one of the defining challenges of our generation, on the scale of the rollout of 4G and 5G that transformed global connectivity. This agreement reflects Digi Power X’s vision, the strength of its team, and its ability to execute as a foundational player. I’m proud to be part of what Digi Power X is building.”

— Hans Vestberg, Senior Advisor, Digi Power X Inc.; Former Chairman and CEO, Verizon Communications; Member, Board of Directors, BlackRock

Strategic Significance

The Agreement is expected to be a core driver of Digi Power X’s forward revenue growth.

●	Revenue commencement: Expected late 2026.

●	Full revenue ramp: Upon completion of full deployment, targeted in Q1 2027.

●	Upside: Customer expansion option for an additional $1.4 billion.

About Digi Power X

Digi Power X is an AI infrastructure company, operating a vertically integrated portfolio of power assets and data center capacity across Alabama, New York, and North Carolina, with approximately 400 MW of secured power across its sites. The Company’s NeoCloudz platform delivers GPU-as-a-Service on dedicated, bare metal NVIDIA infrastructure. For more information, visit www.digipowerx.com.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding the Agreement, including expected TCV from the Agreement during its term, and goals, expectations and targets for the business of Digi Power X. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,’ “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: changes to or modification of the Agreement in the future; future capital needs and uncertainty regarding the Company’s ability to raise additional capital; costs associated with the development, manufacturing and deployment of AI infrastructure; construction execution risks and delays in long-lead equipment delivery; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other documents disclosed in the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC on its website, www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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